Exhibit 10.1.1

Number:

Guangzhou Dongfang Hospital

Employment Contract

Employer (Party A): Guangzhou Dongfang Hospital
Address (Party A):

Employee (Party B): Wu Pifa

This Contract is made by and between Party A and Party B in accordance with Law of the People’s Republic of China on Employment Contract (hereinafter referred to as “Law on Employment Contract”) and relevant regulations at State and provincial and urban level, observing the principles of legality, fairness, equality, voluntariness, unanimity through consultation, honesty and credibility.

I Term of contract

1. Term of contract

Party A and Party B agree to fix the term of this Contract in the following manner:

Fixed term: from February 20, 2008 to February 20, 2010.

2. Term of probation

The parties hereto agree to fix the term of probation (the term of probation is included in the term of contract) in the first way below:

1、	No term of probation.

2、	The term of probation commences from the 20th day of February and ended on the 20th day February of 2010 .

II Work content and place

1.
Work content of Party B: work related to company listing, financing, project assessment suggestion, commercial planning, company financial planning, definition of operation goal, financial budget review, financial auditing and other work in financial affairs.

2.	The work content of Party B is defined as (fill “Yes”): (Yes ) management and specialized technology / ( ) worker.

3.
If Party A need adjust the work content of Party B due to requirement of production and operation, Party A shall amend this Contract through consultation, and the agreement confirmed by signature or seal or notice of amendment according to law shall be treated as the annex hereto.

4.	Work place of Party B: Guangzhou .

5.
Except the temporary work or short-term study and training, if Party A requires Party B to work, study or train at the place or unit other than agreed herein, it shall handle according to Article 7 herein.

III Working hour and break & holiday

1.Party A and Party B agree to fix the work hour of Party B in the following ways:

Standard work hour system, namely, work for 8 hours each day, 6 days each week, the normal work shall not exceed 48 hours each week, and have a day off at least.

2.	Party A may extend working hour due to requirement of production (work) after discussion with labor union and Party B.

3.
Party A shall implement the legal systems or those supplemented by itself according to law in respect to work, break and holiday, granting Party B paid holidays like festival leave, annual holiday, marriage leave, funeral leave, maternity leave, nursing leave, and pay wages according to the normal working hour wage agreed herein and calculation methods prescribed in relevant polices and regulations.

IV Labor remuneration

1.
The wage standard (base for calculating overtime wage)for normal working hour of Party B shall be implemented in the following way (1), and shall not be lower than the local minimum wage standard and standard agreed in collective contract of the company.

(1)	Hourly wage: 20000 yuan / month ( )

(2)	Piece rate wage: (this agreement can be held water only if over 70 percent of employees can accomplish in normal working hour);

(3)	Other ways: .

2.
The probation wage for Party B is                               yuan /month (shall be lower than neither the amount equivalent to 80% of the wage agreed in Paragraph 1 or minimum level of wage of the same position of the company, nor the lowest wage standard of the city).

3.	The wages must be paid in legal currency other than articles or other substituted currencies like securities.

4.
Party A and Party B may determine the specific method for normal wage growth in accordance with the hospital’s operation position, price index through negotiation of the parties or collective negotiation.

5.	The time for payment of wage of Party A to Party B is: the th each month (or a certain day in a week). In case of holidays or day off, the wage shall be paid in advance on the latest working day.

V Social insurance

1.
Party A and Party B shall join the social insurance and pay social insurance premium in accordance with relevant rules at State, provincial or urban level. Party B enjoys corresponding social insurance treatment according to law.

2.	In the case Party B is sick or injured not due to work, Party A shall grant Party B the medical treatment period and medical care treatment according to State and local rules .

3.
If Party B suffers from occupational diseases, is injured or dead due to work, Party A shall handle in accordance with relevant provisions in laws or regulations concerning work-related Injury Insurance at State, provincial and urban level.

VI Labor protection, labor conditions and occupational hazard and protection

1.
Party A shall provide to Party B with the labor operation places meeting the labor sanitation standard of State in accordance with relevant labor protection rules at State, provincial and urban level to protect practically the safety and health of Party B in production and work. If the occupational hazard is likely to occur during Party B’s work, Party A shall inform Party B truthfully, and protect Party B’s health and relevant interests practically in accordance with Law of the Peoples Republic of China on Prevention and Control of Occupational Diseases.

2.
Party A shall provide to Party B with necessary labor protection articles in accordance with relevant rules of State, and arrange health checkup for Party B free of charge every  (year / quarter / month) in accordance with the rules concerning labor protection.

3.	Party A shall do the labor protection work properly for women employees and minor workers in accordance with relevant State and local regulations.

4.
Party B shall have the right to refuse to perform dangerous operations that are instructed in violation of regulations or peremptorily ordered by Party A, and may terminate this Contract at any time. Party B has the right to require to correct or lodge prosecution or accusations to relevant authorities against Party A and its management staff in respect of acts of ignorance of Party B’s safety and health.

VII Amendment, termination and ending of labor contract

1.
Upon meeting the conditions prescribed in Law on Employment Contract or reaching a negotiated consensus, Party A and Party B may amend relevant content of the employment contract or terminate a fixed-term contract, an open-ended employment contract or a contract to expire upon completion of a certain job.

2.
Except the circumstance under which Party B is incompetent and Party A may adjust his work content appropriately according to law, the parties hereto shall conclude Agreement on Amendment of Employment Contract to amend the employment contract.

3.	This Employment Contract is terminated upon occurrence of the conditions for termination prescribed in Law on Employment Contract.

VIII Notice and service

All the notices, documents, information, etc. sent or provided each other by the parties hereto during the execution of this Contract may be delivered in presence or served at the correspondence address stated herein. If one party relocates or changes telephone, it shall notify the other party in writing timely.

IX Settlement of disputes arising from execution of this Contract

If Party B thinks Party A infringes his legal interest, Party B may first present to Party A or report to Party A’s labor union to seek for settlement. In case of failure to settle, Party B may complain to the nearest labor administrative department. The dispute arising from execution of this Contract shall be settled first through negotiation; in case no settlement can be reached, the parties hereto may apply to Party A’s labor dispute intermediation committee for intermediation within 30 days from occurrence of the dispute, or to the labor dispute arbitration committee for arbitration within 60 days.

X Other matters the parties need to agree

Party A is a company intended to list. Party A undertakes to present 100000 shares of the company to Party B when its company is listed, and grant Party B the shares allocation right not less than 100000 shares at the most favorable price fixed by the company.

Enclosed are Party B’s yearly and monthly work plans. Each work plan has corresponding point value. In case Party B is unable to complete work according to monthly plan (the monthly plan is adjusted according to yearly plan, quarterly plan and completion position of the last month), Party A shall deduct corresponding wage of Party B according to point value of uncompleted position.

This Contract (including its annex) is made in duplicate (three copies are required for verification, of which the verification agent keeps one copy). After signing by both parties, Party A must deliver one copy of them to Party B to hold, and both the copies are equally authentic. If Party A fails to deliver one copy of them to Party B to hold, it will be deemed as failed to conclude this Employment Contract with Party B; When disputes occur, Party A shall not oppose Party B’s claim for the reason that this Contract has been concluded, and Party A shall assume corresponding legal liability.

Party A: Guangzhou Dongfang Hospital (Seal)	Party B: (Signature)

Legal representative:
(Authorized agent): Seal of Xu Jianping	/s/ Wu Pifa

February 20, 2008	February 20, 2008